Exhibit 99.1

Aptevo Therapeutics Highlights Compelling Safety and Strong Remission Rates for Mipletamig in Frontline AML at ASH 2025

100% of patients in cohorts 1-3 remain free of cytokine release syndrome

CRIS-7–derived CD3 design underpins a controlled T-cell response, supporting the differentiated safety profile, combinability with standard of care

SEATTLE, WA – December 9, 2025 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology Company focused on developing novel, immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today presented preliminary results from its ongoing Phase 1b/2 RAINIER study evaluating mipletamig, a novel bispecific CD123 x CD3 bispecific molecule, in combination with azacitidine and venetoclax (AZA/VEN) for newly diagnosed acute myeloid leukemia (AML) patients who are unfit for intensive chemotherapy. The data were presented on December 8, 2025, in a poster session at the American Society of Hematology (ASH) Annual Meeting.

Across dose-optimization cohorts 1-3, mipletamig combined with AZA/VEN demonstrated high remission rates and a compelling safety/tolerability profile, reinforcing the potential of T-cell engagement in frontline AML when safety can be effectively managed. Aptevo’s proprietary use of the CRIS-7-derived CD3 binding domain differentiates mipletamig in the category.

Key Findings

•
100% of treated patients remained free of cytokine release syndrome (CRS) across cohorts to date
•
93% overall response rate (ORR) among evaluable patients
•
87% achieved CR/CRi*
•
73% achieved CR
•
60% of MRD evaluable CR/CRi patients achieved minimum residual disease negative status, a result that is typically associated with stronger, more durable responses
•
43% of ORR patients had a TP53 genetic mutation, a marker that is typically associated with poor prognosis in AML patients

*Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRi).

Median patient age was 75, reflecting a population that is underserved by intensive therapies. In the RAINIER trial to date, the triplet regimen was generally well tolerated. Infusion-related reactions and hematologic events were the most common adverse events, consistent with expectations for this patient population. Importantly, no CRS was seen, supporting the molecule’s differentiated safety profile in combination therapy.

“These data, particularly the remission rates and absence of CRS, underscore the promise of mipletamig as part of a frontline AML regimen,” said Dirk Huebner, MD, Chief Medical Officer. “We are encouraged by the safety and efficacy profile we are seeing across cohorts, and we look forward to advancing the program into later-stage evaluation.”

The RAINIER study continues to enroll patients across additional dose levels. Mipletamig’s design leverages Aptevo’s ADAPTIR™ platform to deliver targeted T-cell engagement with the goal of minimizing systemic immune activation—an important factor in realizing the full therapeutic potential of T-cell engagers in AML.

About the RAINIER Trial

RAINIER, a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open label study. Subjects are adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study. The Phase 1b trial consists of 28-day cycles of treatment across multiple, sequential cohorts.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, being evaluated for the treatment of AML, is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of the CRIS-7-derived CD3 binding pathway an approach that differentiates Aptevo from competitors. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. Orphan drug designation provides key advantages—including the opportunity to seek U.S. market exclusivity for a specific period of time upon approval, FDA fee reductions, and access to development and tax credits. Mipletamig has been evaluated in more than 100 patients over three trials to date.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628